EXHIBIT 23.2

                             CONSENT OF TANNER + CO
                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 14, 1998, relating to the financial statements of Paradigm Medical Industries, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

TANNER + CO.
September 14, 1998